                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 19, 1999
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                                 CyberCash, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware              0-27470           54-725021
      ----------------------------------------------------------------
      (State or other jurisdiction (Commission       (IRS Employer
           of incorporation)        File No.)      Identification No.)

                   2100 Reston Parkway, Reston, Virginia 20191
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (703) 620-4200
               ---------------------------------------------------

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

            The purpose of this Form 8-K is to file a legal opinion and form of warrant in connection with a public offering under Securities Act Registration Statement File Number 333-79943. On November 19, 1999, CyberCash, Inc. (the "Company") issued and sold a warrant to purchase 472,254 shares of common stock. The exercise price of the warrant is initially equal to $13.345 per share.

            The other purpose of this Form 8-K is to report that on November 19, 1999, the Company entered into a subscription agreement with one of its directors, William N. Melton, pursuant to which Mr. Melton agreed to purchase 1,186,240 shares of the Company's common stock at a price per share of $8.43, for aggregate proceeds to the Company of $10,000,000. The Company and Mr. Melton completed this transaction on November 19, 1999.

            The form of warrant and the subscription agreement are filed as exhibits to this Current Report on Form 8-K. This summary description of the transaction is qualified in its entirety by reference to the documents filed as exhibits hereto.

Item 7.    Financial Statements, Pro Forma Financial Information and
           Exhibits.

           4.1   Form of Warrant dated as of November 19, 1999.

           5.01  Legal Opinion dated of November 19, 1999.

           99.1 Subscription Agreement between the Company and William N. Melton dated November 19, 1999.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CyberCash, Inc.

Date:  November 19, 1999               By:   /s/ Dennis N. Cavender
                                          -------------------------
                                         Dennis N. Cavender
                                         Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit No.            Description
-----------            -----------
4.1              Form of Warrant dated as of November 19, 1999

5.01             Legal Opinion dated as November 19, 1999.

                 Subscription Agreement between the Company and William N.
99.1             Melton dated November 19, 1999.